                               LICENSE AGREEMENT

                        (The Abbott and Costello Show)

                This LICENSE AGREEMENT (the "AGREEMENT") is made and entered into this 20th day of August, 1996, by and between BROADWAY VIDEO ENTERPRISES, INC., a New York corporation ("BVE") and BROADWAY VIDEO ENTERTAINMENT, L.P., a New York limited partnership ("BVELP," and collectively with BVE, "LICENSORS"), on the one hand, and GOLDEN BOOKS PUBLISHING COMPANY, INC., a Delaware corporation ("GB"), on the other hand, with reference to the following facts:

                A. Licensors are the owners of certain television distribution rights in and to the Programs (as defined in Section 1), such rights being the only rights that Licensor owns in such Programs.

                B. GB desires an exclusive license to exploit the Programs in a manner consistent with the rights and obligations of Licensors and/or any of Licensors' predecessors in interest pursuant to the agreements with TCA Television Corp. ("TCA") dated (i) as of November 28, 1990,
       (ii) June 5, 1986, (iii) April 1, 1984, (iv) April 16,1982, and
       amendments thereto dated April 10, 1984, March 15, 1985 and April 11, 1986, (collectively, the "CONTRACTS") all attached hereto.

                NOW, THEREFORE, based on the above premises, and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

       1. PROGRAMS. The "PROGRAMS" shall mean, individually and collectively, the television programs set forth on Schedule A attached hereto.

       2. TERRITORY. The "TERRITORY" shall be the world, subject to the availabilities in Schedule B and the Contracts.

       3.       LICENSE TERM; AVAILABILITY DATES.

                3.1 License Term. The "LICENSE TERM" shall commence on August 21, 1996 and shall continue until September 30, 2006. Upon the expiration or termination of the License Term for any reason, subject to the terms and conditions of the Contracts, GB shall cease any and all exploitation of the Programs and shall immediately return to Licensors any and all physical elements and other materials used by GB or any third party licensed by GB in connection with the Programs, whether or not created by GB. GB shall not enter into any license with any third party for the subdistribution, sublicense, exhibition or other exploitation of any of the Programs which extends, or provides for the exploitation of any of the Programs by any such third party, beyond the License Term.

                3.2 Availability Dates. The availability dates with respect to individual countries and territories for the Programs shall be in accordance with the Contracts and Schedule B. The availability date for countries and territories for which no availability date or other designation is indicated in Schedule B shall be August 22, 1996.

       4.       RIGHTS.

                4.1 Rights Licensed. Subject to the provisions of Section 4.2, for the License Term, Licensors license exclusively to GB throughout the Territory all of its television distribution rights in the Programs (including but not limited to over-the-air, cable, satellite, pay, subscription, commercial, public, and all other forms of television) (collectively the "RIGHTS").

              4.2 Limitations. The Rights licensed to GB by Licensors hereunder are subject to the following terms and conditions:

                           4.2.1 GB agrees to comply with the terms and
                conditions of the Contracts in all respects. Without limiting the foregoing, GB acknowledges that the Contracts require that the Programs be distributed through a professional distribution organization, which shall mean an established distribution organization staffed with personnel experienced and skilled in television distribution. GB represents that it is a professional distribution organization within the meaning set forth above, and that any and all sublicenses by Distributor of any of its rights and/or obligations hereunder shall be subject to the terms and conditions hereof and of the Contracts.

       5.       FINANCIAL TERMS.

                  5.1 Gross Receipts. "GROSS RECEIPTS" shall mean all monies received from all sources for the exhibition or other exploitation of the Episodes throughout the Territory (including non-returnable advances from licenses).

                  5.2 Distribution Costs. "DISTRIBUTION COSTS" shall mean any and all costs paid, accrued or incurred by GB in exploiting the Programs, including but not limited to costs of prints, preprint materials, masters, tapes, and other duplicating materials; laboratory expenses; advertising and promotion costs; taxes, imposts, and charges; costs of securing copyright protection and pursuing infringement actions; and all other fees, costs or expenses paid in connection with the exploitation of the Rights in the Programs, but specifically excluding any and all subdistribution fees and sublicense fees except to the extent that such fees are deductible by Licensors as distribution costs under the Contracts.

                  5.3 Net Receipts. "NET RECEIPTS" shall mean any and all Gross Receipts remaining after the "off-the-top" deduction from Gross Receipts of any and all Distribution Costs. GB shall pay to Licensors fifty percent (50%) of Net Receipts, if any. GB shall retain the remaining fifty percent (50%) of Net Receipts; provided that, GB shall pay any and all subdistribution fees and sublicense fees out of its fifty percent (50%) share of the Net Receipts.

                5.4 Accountings. If a Program is licensed with other works, combined receipts and expenses shall be allocated among the works reasonably and in good faith. GB shall retain true, complete and accurate books in accordance with generally accepted accounting principles consistent with the terms and conditions of this Agreement. Beginning with the first quarter following the delivery of the Programs, GB shall render to Licensors statements indicating on a quarterly and cumulative basis the applicable Gross Receipts and shall include with such statements any payments of Net Receipts then due to Licensors and the basis of the calculation thereof. Such statements shall be rendered within twenty (20) days after the end of the applicable quarter. Licensors shall have the right once annually, at their expense, to audit, examine and copy GB's records and accounts relating to the Programs during normal business hours.

                5.5 Reports. On a quarterly basis, GB shall provide to Licensors a cumulative summary of all agreements entered into by GB during the License Term with respect to the exploitation of the Programs hereunder. With respect to each agreement, the summary shall include any and all relevant information concerning the agreements, including but not limited to the buyer, the term, the territories licensed, the rights licensed, the number of runs allowed, the number of episodes licensed, the total amount of the sale made and the fees, royalties or other compensation payable to GB, and any special provisions. GB shall also provide to Licensors copies of all agreements entered into by GB during the License Term pertaining to the distribution and exploitation of the Programs and any other documents or data which Licensors may reasonably request.

       6. DELIVERY. Licensors shall deliver or make available to GB, at Licensors' expense, one (1) NTSC 1" Type C or D2 videotape master of each Program and any other existing incidental materials which may be required for GB's exploitation of the Programs hereunder upon GB's reasonable, written request from time to time.

       7.       INDEMNITY.

                7.1 Subject to Section 7.3, Licensors agree to indemnify, defend and hold GB, including, without limitation, its parent, affiliates, subsidiaries, successors and assigns and the officers, directors and employees of the foregoing, harmless from and against any actual liability, damage, demands, loss, claim, cost or expense (including but not limited to reasonable attorneys' fees and other litigation costs) occasioned by or arising out of Licensors' breach of their representations, warranties and covenants hereunder.

                7.2 Subject to Section 7.3, GB agrees to indemnify, defend and hold Licensors, including, without limitation, their parents, affiliates, subsidiaries, successors and assigns and the officers, directors and employees of the foregoing, harmless from and against any actual liability, damage, demands, loss, claim, cost or expense (including but not limited to reasonable attorneys' fees and other litigation costs) occasioned by or arising out of GB's exercise of the Rights in the Programs licensed to GB hereunder, including but not limited to GB's failure to comply with any and all obligations under the Contracts (with the exception of the obligation to remit payment to TCA, which obligation shall remain with Licensors), provided that such liability, damage, demand, loss, claim, cost or expense does not arise out of any matter as to which Licensors are required to indemnify GB hereunder.

                7.3. Any amounts for which a party may seek indemnification under Section 7.1 or 7.2 above shall be deemed to be "Losses" for purposes of Article 9 of that certain Asset Purchase Agreement dated as of July 30, 1996, as amended through the date hereof (the "Asset Purchase Agreement"), between Licensors, Lone Ranger Music, Inc., and Palladium Limited Partnership, on the one hand, and Golden Books Family Entertainment, Inc., GB and LRM Acquisition Corp., on the other hand. The remedies provided under Article 9 of the Asset Purchase Agreement shall be the parties' sole and exclusive remedy with respect to such indemnifiable amounts.

       8. DEFAULT. In the event that either party breaches any of the provisions of this Agreement, the non-breaching party shall have the right to seek damages, injunctive and other equitable relief, and any other remedies and rights as it may have in equity or at law.

       9. GENERAL PROVISIONS.

                9.1 Assignment. GB may not assign this Agreement without the prior written consent of Licensors, except that nothing herein shall prohibit GB from sublicensing its Rights hereunder to subdistributors and sublicensees in accordance with the provisions of this Agreement.

                9.2 Notices. All notices or other communications that shall or may be given pursuant to this Agreement, shall be in writing, in English, shall be sent by certified or registered mail with postage prepaid, return receipt requested, by facsimile, telex or cable communication, or by hand delivery. Such communications shall be deemed given and received upon dispatch, if sent by facsimile, telex, or cable communication; or upon delivery if hand delivered; or within five (5) days of mailing, if sent by certified or registered mail, and shall be addressed to the parties as set forth below or to such other addresses as the parties may designate in writing from time to time. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

       Licensors                              GB

       Broadway Video Enterprises, Inc.       Golden Books Publishing Co., Inc.
       1619 Broadway, Ninth Floor             850 Third Avenue
       New York, NY 10019                     New York, NY 10022
       Telephone: 212-603-0638                Telephone:
       Facsimile: 212-582-8097                Facsimile: 212-371-1091
       Attn.: Stephen Shippee                 Attn.: Philip Rowley
      with a courtesy copy to:                 with a courtesy copy to:

      Irell & Manella LLP                      Schulte Roth & Zabel LLP
      1800 Avenue of the Stars                 900 Third Avenue
      Suite 900                                New York, NY 10022
      Los Angeles, CA 90067                    Telephone: 212-758-0404
      Telephone: 310-277-1010                  Facsimile: 212-593-5955
      Facsimile: 310-203-7199                  Attn.: Andre Weiss
      Attn.: Werner Wolfen


              9.3 Headings. Captions and headings to sections are included solely for convenience and are not intended to affect the interpretation of any provision of this Agreement.

              9.4 Governing Law. This Agreement has been negotiated and entered into in the State of New York and all questions with respect to this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of New York, regardless of the choice of law provisions of the State of New York or any other jurisdiction. Any and all disputes between the parties that may arise pursuant to this Agreement shall be heard and determined before a federal or state court located in the Borough of Manhattan, New York, New York. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

              9.5 Severability. If any provision of this Agreement is found to be illegal or unenforceable, then such provision shall be deemed severable from the remainder of this Agreement, and the remaining provisions shall continue in full force and effect.

              9.6 Survival. The terms, conditions, rights, and obligations set forth in Sections 7, 8 and 9 shall survive the termination or expiration of this Agreement.

              9.7 Remedies. All remedies, rights, undertaking and obligations contained in this agreement shall be cumulative and none of them shall be in limitation of any other remedy, rights, undertaking or obligation of either party.

              9.8 Independent Contractors. Each party is an independent contractor, and this Agreement shall not be construed as creating a joint venture, partnership, agency or employment relationship between the parties hereto nor shall either party have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other.

              9.9 Modification and Waiver. None of the terms or provisions hereof shall be modified or waived, and this Agreement may not be amended, renewed or extended, except by a written instrument signed by both parties. No waiver by either party, whether express or implied, of any provision of this Agreement or of any breach or default of either party shall constitute a continuing waiver of any other provision of this Agreement, and no such waiver by either party shall prevent such party from enforcing any and all provisions of this Agreement or from acting upon the same or upon any subsequent breach or default of the other party.

                9.10 Entire Agreement. This Agreement represents and expresses the entire agreement of the parties hereto with respect to the subject matter hereof. It replaces and supersedes all prior and contemporaneous contracts, representations and understandings, whether written or oral, express or implied, between the parties concerning the subject matter hereof. No person has any authority to make any representation or promise on behalf of any of the parties which is inconsistent with the representations set forth in the Agreement and the Agreement has not been executed in reliance on any promise or representation not set forth in the Agreement. All schedules, exhibits and agreements attached hereto or referred to herein are hereby incorporated by reference and made a part hereof.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

       BROADWAY VIDEO ENTERPRISES, INC.



       By:     /s/ Stephen W. Shippee
              -------------------------------
       Title: Chief Operating Officer and
              Chief Financial Officer


       BROADWAY VIDEO ENTERTAINMENT, L.P.

       By: Broadway Video Enterprises, Inc.,

       its sole general partner



       By:    /s/ Stephen W. Shippee
              -------------------------------
       Title: Chief Operating Officer and
              Chief Financial Officer


       GOLDEN BOOKS PUBLISHING COMPANY, INC.



       By:    /s/ Michael Kutchin
              -------------------------------
       Title: Vice President and
              Chief Financial Officer